Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on the Registration Statement on Form S-8 (No. 33-14504) of Engineered Support Systems, Inc. of our report dated June 29, 2007, with respect to the financial statements and supplemental schedule of Engineered Support Systems, Inc. 401(K) & Employee Stock Ownership Plan, which appears in this Form 11-K for the year ended December 31, 2006.

/s/ RubinBrown LLP

St. Louis, Missouri
June 29, 2007